Quantinuum Reports Third Quarter 2026 Results and Raises Full-Year Revenue Outlook
•Third-Quarter Revenue Grew 233% Year-Over-Year; Raised FY2026 Revenue Outlook
•Extended Fault-Tolerance Industry Leadership with Back-to-Back World Records, Validating Most Credible Path to Universal, Fault-Tolerant Quantum Computing
•Announced Nexus Roadmap Through Apollo; Platform Adoption Grew Nearly 20% Quarter-Over-Quarter and Job Submissions Increased Tenfold Year-Over-Year for the 12 Months Ended August 2026
•Secured Largest Cloud Agreement in Company History, Including Multi-Year Committed Full-Stack Access Through Apollo
•Expanded Enterprise Reach Through Leading Hyperscaler Agreement and Oracle Beta Launch

BROOMFIELD, Colo., November 5, 2026 - Quantinuum Inc. (Nasdaq: QNT) (the “Company”), a leading full-stack quantum computing company, today announced financial results for the third quarter ended September 30, 2026.
“In the third-quarter, we extended our technology leadership in the critical area of fault-tolerance, added to our customer base, and expanded our routes to market,” said Rajeeb Hazra, President and Chief Executive Officer of Quantinuum. “This accelerated momentum is supporting our raised revenue outlook for 2026 and giving us more confidence than ever in the opportunity in front of us.”
Third Quarter 2026 Financial Highlights
•Revenue was $9.1 million, an increase of 233% year-over-year, compared with $2.7 million in the prior-year period.
•GAAP gross margin was 33.3%, compared with (43.5%) the prior-year period.
•Adjusted gross margin was 74.6%, up 853 basis points versus the prior-year period.
•Adjusted EBITDA loss was $80 million, compared with a loss of $45 million in the prior-year period.
•GAAP net loss was $118 million, compared with a net loss of $52 million in the prior-year period.
•GAAP net loss per share attributable to Class A common stockholders was $0.46.
•Adjusted net loss per share was $0.29.
•Cash & cash equivalents were $1.94 billion as of September 30, 2026.
Adjusted EBITDA, Adjusted Gross Margin and Adjusted net loss per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures.” For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to the Appendix tables at the end of this press release.
Third Quarter and Recent Business Highlights
Commercial Highlights:
•Signed the largest cloud agreement in Company history, securing a multi-year extension with a leading global financial institution that includes committed access through Apollo and Nexus.
•Signed with another top 5 global pharmaceuticals company on applying quantum computing and AI to cancer-therapy materials that offer the potential to accelerate drug development and enable more effective treatments.

•Signed agreement with GE Vernova to advance application development in superconducting materials.
•Signed deal with Abu Dhabi Maritime Academy and Quincus for research and applications in maritime logistics.
•Expanded cloud distribution through a new agreement with a leading hyperscaler serving millions of developers and advanced Oracle partnership by launching a joint beta program for hybrid quantum-AI applications.
•Deepened U.S. government commitments by continuing to execute on DARPA QBI Stage B contract, actively discussing a Stage C scope of work, and participating in four winning proposals under Phase 1 of the Department of Energy’s Genesis Mission.
•Advanced international deployments, with Helios assembly underway in Singapore ahead of spring 2027 commissioning and a Reimei system upgrade at RIKEN in Japan scheduled for completion this month.
Product Technology & Supply Chain:
•Validated the Company’s leading path to universal, fully fault-tolerant quantum computing by 2029 with back-to-back accuracy world records on Helios using two codes within the same scalable, end-to-end logical architecture. Reached 99.9995% logical fidelity in October—within Apollo’s target range—with an error rate ten times lower than September’s record and 100 times lower than the best published result across other hardware modalities. Results also demonstrate Quantinuum’s significant overhead and scalability advantage.
•Sol remains on track for 2H 2027, with full-scale control-system validation complete and integration and assembly targeted for Q1 2027, ahead of validation and tuning toward 100 logical qubits at a target logical error rate of 10⁻⁵.
•Apollo remains on track for 2029, supported by design milestones, including validating that our cryogenic system can be deployed at the required scale.
•Strengthened the manufacturing foundation for future systems through partnerships with GlobalFoundries, Infineon, Honeywell Aerospace and Monarch Quantum, and finalized the CHIPS R&D award as the only trapped-ion company selected.
Software:
•Announced a multi-generational Nexus roadmap through Apollo, aligning application development and hybrid deployment with successive hardware generations to build what the Company believes will be the first developer platform designed for the fault-tolerant era.
•Expanded fault-tolerant capabilities through a September Nexus release that extends Guppy tools for logical-qubit programming and supported error-correction encoding, reducing the need to rewrite applications for specific codes. Planned December release will expand responsive hybrid quantum-classical workflows, supported error-correction codes, and execution analytics for application optimization.
•Accelerated Nexus adoption and usage, with adoption growing nearly 20% quarter-over-quarter to 215 organizations; total job submissions increased tenfold in the 12 months through August 2026 compared with the preceding 12-month period.

Ecosystem:
•Introduced QUOPS with Sandia National Laboratories and NVIDIA, benchmarking useful computational scale and speed. Quantinuum is building industry-wide alignment toward a common standard that supports customer comparisons and purchasing decisions.
•Expanded the quantum user ecosystem, growing Q-Net to more than 800 members, adding eight startup partners and partnering with Singapore’s National Quantum Office to organize a global quantum challenge that attracted more than 200 submissions.
Financial Outlook
•Raising full-year 2026 revenue outlook to $31 to $34 million, up from $28 to $32 million previously.
Third Quarter 2026 Conference Call
Quantinuum will host a conference call at 5 PM Eastern time on Thursday, November 5, 2026, to discuss its results for the third quarter ended September 30, 2026, and provide a business update. The call will be available live via webcast here.
An archive replay of the webcast will be made available on the Quantinuum Investor Relations website following the call and will remain available for one year.
Non-GAAP Financial Measures
To supplement Quantinuum’s condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures presented in this release: Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Loss, fully distributed, Adjusted EBITDA, and Adjusted Net Loss Per Share, fully distributed.
Adjusted Gross Profit starts with GAAP gross profit and adds back equity compensation and related employer taxes attributable to cost of revenue and depreciation and amortization attributable to cost of revenue.
Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue, net.
Adjusted Net Loss, fully distributed starts with GAAP net loss on an as-converted basis, adjusts for equity compensation and related employer taxes, costs of the initial public offering and the transition to public company reporting, severance expense, the change in fair value of liability-classified warrants, and loss on disposal and write down of assets, and then applies an assumed statutory tax rate to the resulting adjusted pre-tax loss. No tax benefit is recognized in respect of losses subject to a full valuation allowance, and accordingly no tax benefit is reflected in the periods presented.
Adjusted EBITDA starts with Adjusted Net Loss, fully distributed, and further excludes income tax expense, interest income, net, depreciation, and amortization of acquired intangibles.

Adjusted Net Loss Per Share, fully distributed is calculated as Adjusted Net Loss, fully distributed, divided by adjusted shares, fully distributed, basic and diluted, comprising weighted-average Class A common shares outstanding and Common Units of Quantinuum Holdings.
Management believes these measures provide investors with additional information useful in evaluating the Company’s operating performance and trends across periods. Quantinuum’s results include large non-cash charges that management does not consider indicative of ongoing operating performance, principally stock-based compensation recognized on completion of the Reorganization and remeasurement of liability-classified warrants. Both are driven by accounting triggers and external inputs rather than operating activity. As an early commercial-stage business, Quantinuum’s period-to-period results also are affected by the timing of individual contracts. Measures that isolate underlying operating performance from non-cash and transition items help investors assess trends across periods.
Quantinuum’s Up-C structure means that GAAP net loss attributable to Quantinuum Inc. reflects only the Class A share of the economics. Presenting adjusted results on an as-converted, fully distributed basis describes the whole economic enterprise, which is how management assesses performance and how the business is managed. Management uses these measures for internal planning and forecasting, evaluating operating performance, and preparing budgets.
These non-GAAP financial measures are supplemental and are not prepared in accordance with GAAP. They are not intended to be considered in isolation or as a substitute for the most directly comparable financial information prepared in accordance with GAAP. Quantinuum’s non-GAAP measures may differ from similarly titled measures used by other companies and, therefore, may not be comparable. Investors should review the reconciliations and should not rely on any single financial measure to evaluate the Company’s business.
Each non-GAAP financial measure is reconciled to its most directly comparable GAAP financial measure in the tables at the end of this release.
About Quantinuum
Quantinuum is a leading quantum computing company offering a full-stack platform designed to make quantum computing deployable in real-world environments. The company has commercially deployed multiple generations of trapped-ion based quantum systems built on the well-established QCCD architecture, which it has implemented with novel designs and capabilities to achieve the industry’s highest accuracy levels based on average two-qubit gate fidelity. Quantinuum has active engagements with market leaders across pharmaceuticals, material science, financial services, and government and industrial markets, as well as academic and research institutions globally.
The company has a global workforce of approximately 800 employees, including top scientists and researchers. Over 70% of its technology team holds PhDs or Master’s degrees. Quantinuum’s headquarters is in Broomfield, Colorado, with additional facilities across the United States, United Kingdom, Germany, Japan, Qatar, and Singapore.

Availability of Information on Quantinuum’s Website
Investors and others should note that Quantinuum routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Quantinuum Investor Relations website. While not all of the information that the Company posts to the Quantinuum Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Quantinuum to review the information that it shares on ir.quantinuum.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Quantinuum’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs, expectations and outlook are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: our ability to develop, commercialize and achieve market acceptance of our quantum computing hardware and software products; the pace of development of the quantum computing industry and the timing of commercial quantum advantage; our ability to attract and retain customers for our quantum computing systems and quantum computing as a service offerings; the risk of technological obsolescence or the emergence of competing quantum computing approaches, including superconducting, photonic, or other modalities; our dependence on key suppliers and manufacturers of specialized components, including those necessary for our trapped-ion quantum systems; our ability to scale production of our quantum computers and related systems; our ability to protect our intellectual property and proprietary technology; the significant research and development costs inherent in developing next-generation quantum computing capabilities; our ability to attract and retain highly skilled scientists, engineers and other personnel in a competitive labor market; changes in government funding, export controls, or regulations affecting quantum technologies; uncertainty regarding the timing and extent of commercial applications; cybersecurity risks and the protection of sensitive customer data; and macroeconomic conditions, geopolitical instability and their potential effects on our business and operations. For additional information on these and other risks that could affect the Company's forward-looking statements, see the Company's risk factors discussed in its filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, as such risk factors may be updated from time to time. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The Company disclaims any intent or obligation to update, revise or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Contacts
Investor & Media Contact
Shub Mukherjee - Investor Contact - investors@quantinuum.com
Aaron Sorenson - Media Contact - press@quantinuum.com

Appendix

Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

Amounts may not sum due to rounding.	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue—net	9,050	2,715	22,285	23,908
Costs and expenses:
Cost of revenue	3,194	1,058	14,618	3,728
Amortization expense	4,184	2,839	12,554	8,517
Research and development expenses—net	97,482	42,382	519,433	117,822
Sales and marketing expenses	14,856	3,977	57,920	10,779
General and administrative expenses	22,149	5,334	182,752	16,903
Total costs and expenses	141,865	55,590	787,277	157,749
Loss from operations	(132,815)	(52,875)	(764,992)	(133,841)
Interest income—net	(14,324)	(3,072)	(23,807)	(5,415)
Loss on change in fair value of warrant liabilities	—	2,100	111,815	9,900
Other (income)/expense—net	(283)	3	(2,296)	803
Loss before taxes	(118,208)	(51,906)	(850,704)	(139,129)
Tax (benefit)/expense	(357)	130	260	313
Net loss	(117,851)	(52,036)	(850,964)	(139,442)
Less: Net loss attributable to Quantinuum (Cayman) prior to the Transactions	—	N/A	(246,680)	N/A
Less: Net loss attributable to the non-controlling interest	(100,899)	N/A	(521,914)	N/A
Net loss attributable to Quantinuum Inc.	(16,952)	N/A	(82,370)	N/A
Net loss per share attributable to Class A common stockholders—basic and diluted¹	(0.46)	N/A	(2.27)	N/A
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders—basic and diluted¹	36,806,913	N/A	36,216,440	N/A

(1) For the nine months ended September 30, 2026, net loss per share of Class A common stock and weighted-average shares of Class A common stock are presented for the period during the Transactions through September 30, 2026, which is the period effective with and following the Transactions as defined in Note 1 — Description of Organization found in the June 30, 2026 form 10-Q.

Condensed Consolidated Balance Sheets (Unaudited)
(dollars in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	1,936,114	762,642
Accounts receivable	3,254	5,068
Due from related parties	336	604
Inventories	8,057	—
Net investment in lease, current	5,773	5,773
Other current assets	39,894	27,754
Total current assets	1,993,428	801,841
Property and equipment—net	162,598	120,965
Right-of-use assets	30,171	10,000
Goodwill	771,506	784,822
Other intangible assets—net	101,027	114,282
Net investment in lease, non-current	5,773	10,102
Other assets—net	20,373	3,613
Total assets	3,084,876	1,845,625
Liabilities
Current liabilities:
Accounts payable	19,478	10,620
Due to related parties	—	1,273
Accrued liabilities	60,475	44,358
Total current liabilities	79,953	56,251
Warrant liability	—	38,400
License payable, non-current portion	55,345	55,345
Operating lease liabilities, non-current	29,137	7,143
Other liabilities	605	893
Temporary equity
Series A convertible redeemable preferred stock, $0.0001 par value per share; 31,983,034 shares authorized as of December 31, 2025; 23,119,001 shares issued and outstanding as of December 31, 2025; liquidation preference of $423,540 as of December 31, 2025	—	288,129
Series A-1 convertible redeemable preferred stock, $0.0001 par value per share; 28,016,966 shares authorized, issued and outstanding as of December 31, 2025; liquidation preference of $479,930,628 as of December 31, 2025	—	400,978
Series B convertible redeemable preferred stock, $0.0001 par value per share; 31,753,266 shares authorized as of December 31, 2025; 31,336,698 shares issued and outstanding as of December 31, 2025; liquidation preference of $878,367,645 as of December 31, 2025	—	824,834
Shareholders’ equity / Quantinuum (Cayman) equity
Quantinuum (Cayman) equity	—	173,652
Preferred stock, $0.0001 par value per share; 20,000,000 shares authorized, as of September 30, 2026; no shares issued and outstanding as of September 30, 2026	—	—
Class A common stock, $0.0001 par value per share; 2,000,000,000 shares authorized as of September 30, 2026; 43,386,129 shares issued and 43,313,266 shares outstanding as of September 30, 2026	4	—
Class B common stock, $0.0001 par value per share; 2,000,000,000 shares authorized as of September 30, 2026; 222,338,654 shares issued and outstanding as of September 30, 2026	22	—

	September 30, 2026	December 31, 2025
Class A common stock held in treasury, at cost; 72,863 shares and 0 shares as of September 30, 2026 and December 31, 2025, respectively	(3,803)	—
Additional paid-in-capital	541,704	—
Accumulated other comprehensive (loss) income	(1,466)	—
Accumulated deficit	(82,370)	—
Total equity attributable to Quantinuum Inc. / Quantinuum (Cayman)	454,091	173,652
Non-controlling interest	2,465,745	—
Total equity	2,919,836	173,652
Total Liabilities and equity	3,084,876	1,845,625

Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

Amounts may not sum due to rounding.	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	(850,964)	(139,442)
Adjustments to reconcile to net cash used for operating activities
Depreciation and amortization	27,868	22,442
Noncash lease expense	4,510	1,799
Sales under sales-type lease	—	(16,526)
Stock compensation expense	484,699	—
Loss on change in fair value of warrant liabilities	111,815	9,900
(Gain)/Loss on disposal and write down of assets	(4)	909
Interest expense	5	6
Foreign exchange (gain)/loss—net	(118)	(8)
Access to quantum computing hardware	6,889	4,746
Changes in operating assets and liabilities
Accounts receivable	1,804	1,769
Due from related parties	224	424
Other current assets	(20,836)	(1,064)
Net investment in leases	4,330	4,330
Other assets—net	(16,100)	926
Accounts payable	4,864	5,718
Due to related parties	(1,126)	76
Accrued liabilities	12,481	7,052
Other liabilities	(253)	84
Net cash used for operating activities	(229,912)	(96,859)
Cash flows from investing activities:
Capital expenditures	(64,705)	(61,021)
Net cash used for investing activities	(64,705)	(61,021)
Cash flows from financing activities:
Proceeds from the issuance of preferred stock to Honeywell	—	350,000
Proceeds from issuance of Series B Convertible Preferred Stock, net of issuance costs	—	251,103
Proceeds from issuance of common stock	1,628,774	—
Common stock issuance costs	(28,844)	—
Other issuance Costs	(814)
Withholding taxes paid on stock compensation	(130,780)	—
Net cash provided by financing activities	1,468,336	601,103
Effect of exchange rate changes on cash and cash equivalents	(247)	1,589
Net increase in cash and cash equivalents	1,173,472	444,812
Cash and cash equivalents at beginning of period	762,642	172,343
Cash and cash equivalents at end of period	1,936,114	617,155
Non-cash investing and financing activities:
Unpaid purchases of property and equipment	9,094	3,913
Unpaid other issuance costs	1,774	7,263
Value of shares issued via cashless warrant exercise	150,215	—

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit (Unaudited)
(dollars in thousands, except percentages)

Amounts may not sum due to rounding.	Three Months Ended September 30,	Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue, net	9,050	2,715	22,285	23,908
Cost of revenue	3,194	1,058	14,618	3,728
Amortization of acquired intangibles, cost of revenue portion¹	2,839	2,839	8,518	8,517
GAAP gross profit	3,017	(1,182)	(851)	11,663
GAAP gross margin	33.3%	(43.5)%	(3.8)%	48.8%
Equity compensation and related employer taxes²	748	—	7,321	—
Depreciation and amortization³	2,985	2,975	10,024	9,553
Adjusted gross profit	6,750	1,793	16,494	21,216
Adjusted gross margin	74.6%	66.1%	74.0%	88.7%
(1) Our condensed consolidated statements of operations present amortization of acquired intangibles as a single separate line and do not present a gross profit subtotal. The amount shown in this table is the portion of that line attributable to cost of revenue, allocated according to the assets to which it relates. Cost of revenue is presented as reported. The remaining portion is presented within research and development.
(2) Represents stock-based compensation expense and the related employer payroll taxes on equity vesting, in each case attributable to cost of revenue. Employer payroll taxes were 2 and 244 for the three and nine months ended September 30, 2026, respectively, and 0 in the corresponding prior year periods. These amounts are a subset of the equity compensation and related employer taxes adjustment presented in the reconciliation of GAAP net loss.
(3) Represents depreciation of property and equipment and amortization of acquired intangible assets attributable to cost of revenue.

Reconciliation of GAAP Net Loss to Adjusted Net Loss, Adjusted EBITDA and Adjusted Earnings Per Share (Unaudited)
(dollars in thousands, except share and per share amounts)

Amounts may not sum due to rounding.	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Numerator
Net loss attributable to Quantinuum Inc.	(16,952)	N/A	(82,370)	N/A
Net loss attributable to Quantinuum (Cayman) prior to the Transactions	—	N/A	(246,680)	N/A
Net loss attributable to the non-controlling interest	(100,899)	N/A	(521,914)	N/A
GAAP net loss, as-converted¹	(117,851)	(52,036)	(850,964)	(139,442)
Equity compensation and related employer taxes²	37,333	—	501,920	—
IPO and public company readiness, legal and other transaction costs³	4,937	—	24,738	—
Severance expense	353	—	353	—
Warrant fair value adjustment⁴	—	2,100	111,815	9,900
Loss on disposal and write down of assets	6	8	(4)	909
Adjusted net loss, fully distributed	(75,222)	(49,928)	(212,142)	(128,633)
Income tax (benefit) expense	(357)	130	260	313
Interest income, net	(14,324)	(3,072)	(23,807)	(5,415)
Depreciation and other⁵	5,224	4,751	15,314	13,925
Amortization of acquired intangibles⁶	4,184	2,839	12,554	8,517
Adjusted EBITDA	(80,495)	(45,280)	(207,821)	(111,293)
Denominator⁷

Weighted-average Class A common shares outstanding, basic and diluted	36,806,913	N/A	36,216,440	N/A
Common Units of Quantinuum Holdings	225,242,666	N/A	226,892,141	N/A
Adjusted shares, fully distributed, basic and diluted	262,049,579	N/A	263,108,581	N/A
Per share⁸
GAAP net loss per Class A common share, basic and diluted	(0.46)	N/A	(2.27)	N/A
Adjusted net loss per share, fully distributed, basic and diluted	(0.29)	n.m.	(0.81)	n.m.

(1) The as-converted basis includes the economic interests represented by Class A common stock and Common Units of Quantinuum Holdings as if all Common Units were exchanged for Class A common stock. It is used because Class A common stock represents a minority of the economic interest in Quantinuum Holdings.
(2) Represents non-cash compensation expense associated with equity-based awards, including expense recognized in connection with the Reorganization, together with the related employer payroll taxes on equity vesting. Employer payroll taxes were $94 and $17,221 for the three and nine months ended September 30, 2026, respectively, and zero in the corresponding prior year periods. The stock-based compensation component agrees to the stock compensation expense line in the condensed consolidated statements of cash flows.
(3) Represents costs of the initial public offering, transaction costs, and the transition to public company reporting. These costs represent professional fees for advisory, legal, accounting, valuation and other professional or consulting services incurred related to the IPO. These costs are scoped by reference to their cause and have a defined end. They do not include the ongoing costs of operating as a public company.

(4) Represents the non-cash change in fair value of liability-classified warrants, which is driven by valuation inputs and accounting remeasurement rather than operating activity.
(5) Represents total depreciation and amortization per our condensed consolidated statements of cash flows, less amortization of acquired intangibles shown separately below. Includes amortization of capitalized software.
(6) Represents total amortization of acquired intangible assets for the period and agrees to the amortization expense line in the condensed consolidated statements of operations.
(7) The denominator comprises Class A common stock and all Common Units of Quantinuum Holdings. Class B common stock is non-economic, carries voting rights only, and is cancelled upon exchange of the corresponding Common Units.
(8) GAAP net loss per Class A common share covers only the period from June 5, 2026, following the Transactions, while adjusted net loss per share, fully distributed, covers the full nine month period presented. The two measures therefore are not calculated on the same period basis. No per share amounts are presented for periods prior to the Reorganization because the calculation would not produce values meaningful to users.